UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2010

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Liberty Global, Inc. indirectly owns 100% of UPC Broadband Holding B.V. (UPC Broadband Holding).  UPC Broadband Holding has issued a cancellation notice, dated February 11, 2010 (and effective on February 10, 2010) under UPC Broadband Holding’s senior secured bank facility originally dated  January 16, 2004 (as amended, the UPC Broadband Holding Bank Facility) to Toronto Dominion (Texas) LLC, the facility agent, to cancel all outstanding commitments under the €250.0 million ($343.9 million at the February 16, 2009 exchange rate) redrawable term loan facility made pursuant to an accession agreement, dated March 9, 2005, under the UPC Broadband Holding Bank Facility (Facility I). The final maturity date of Facility I would otherwise have been April 1, 2010.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Name
4.1	Cancellation Notice, dated February 11, 2010, among UPC Broadband Holding and Toronto Dominion (Texas) LLC as Facility Agent, under the UPC Broadband Holding Bank Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
Name:	Randy L. Lazzell
Title:	Vice President

Exhibit Index

Exhibit No.	Name
4.1	Cancellation Notice, dated February 11, 2010, among UPC Broadband Holding and Toronto Dominion (Texas) LLC as Facility Agent, under the UPC Broadband Holding Bank Facility.